Exhibit 10.3

CONSENT AND FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

among

GASTAR EXPLORATION USA, INC.

THE GUARANTORS SIGNATORY HERETO

THE LENDERS SIGNATORY HERETO

and

AMEGY BANK NATIONAL ASSOCIATION,

as Administrative Agent

Effective

November 20, 2009

Table of Contents

Article I	DEFINITIONS AND INTERPRETATION	2

1.1	Terms Defined Above	2
1.2	Terms Defined in Credit Agreement	2
1.3	References	2
1.4	Articles and Sections	2
1.5	Number and Gender	3

Article II	CONSENT	3

Article III	AMENDMENTS	3

3.1	Amendment to Section 1.2	3
3.2	Amendment to Section 2.4	3
3.3	Amendment to Section 6.1	4
3.4	Amendments to Section 6.3	5
3.5	Amendment to Schedule 6.9	5

Article IV	REPRESENTATIONS AND WARRANTIES	6

Article V	RATIFICATION AND ACKNOWLEDGMENTS	6

Article VI	MISCELLANEOUS	6

6.1	Successors and Assigns	6
6.2	Rights of Third Parties	6
6.3	Counterparts	6
6.4	Integration	6
6.5	Severability	7
6.6	Governing Law	7

- i -

CONSENT AND FIRST AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) executed effective as of November 20, 2009 (the “Effective Date”) and immediately prior to the execution by the Parent (as defined hereinafter) of the Term Loan Agreement (as defined hereinafter) and the Second Lien Pledge (as defined hereinafter) and the incurrence by the Parent of the Indebtedness (as defined in the Amended and Restated Credit Agreement referred to hereinafter) which is the subject of the Term Loan Agreement is by and among GASTAR EXPLORATION USA, INC., a Michigan corporation (the “Borrower”), GASTAR EXPLORATION, LTD., an Alberta, Canada corporation (the “Parent”), GASTAR EXPLORATION NEW SOUTH WALES, INC., a Michigan corporation (“Gastar New South Wales”), GASTAR EXPLORATION VICTORIA, INC., a Michigan corporation (“Gastar Victoria”), GASTAR EXPLORATION TEXAS, INC., a Michigan corporation (“Gastar Texas Inc”), GASTAR EXPLORATION TEXAS, LP, a Delaware limited partnership (“Gastar Texas LP”), and GASTAR EXPLORATION TEXAS LLC, a Delaware limited liability company (“Gastar Texas LLC”, and the Parent, Gastar New South Wales, Gastar Victoria, Gastar Texas Inc., Gastar Texas LP and Gastar Texas LLC, collectively, the “Initial Guarantors”), the lenders party to that certain Amended and Restated Credit Agreement dated effective October 28, 2009 by and among the Borrower, the Initial Guarantors, the lenders party thereto or bound thereby from time to time (the “Lenders”), and Amegy Bank National Association, a national banking association, as administrative agent for the Lenders, letter of credit issuer and collateral agent for the Lenders and certain other parties (the “Credit Agreement”), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Initial Guarantors, the Lenders and the Agent are parties to the Credit Agreement;

WHEREAS, the Parent proposes to obtain from certain lenders, pursuant to a Term Loan Agreement dated the Effective Date by and among the Parent, the lenders party thereto and Amegy Bank National Association, as administrative agent for such lenders (the “Term Loan Agreement”), a term loan in the amount of $17,000,000 (the “Term Loan”);

WHEREAS, the Parent proposes to secure the Term Loan with a second priority pledge of and security interest in all of the issued and outstanding shares of the common stock of the Borrower, pursuant to a Second Lien Security Agreement (Pledge) dated the Effective Date (the “Second Lien Pledge”);

WHEREAS, the Borrower and the Initial Guarantors have requested that the Agent and the Lenders consent to the incurrence of Indebtedness by the Parent under the Term Loan Agreement and the granting of the Lien (as defined in the Credit Agreement) under the Second Lien Pledge, and the Agent and the Lenders have agreed to do so as provided in this Amendment; and

WHEREAS, the Borrower, the Initial Guarantors, the Lenders and the Agent desire to amend the Credit Agreement in the particulars hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in the Credit Agreement and herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Consent and First Amendment to Amended and Restated Credit Agreement, each of the terms “Agent,” “Amendment,” “Borrower,” “Credit Agreement,” “Effective Date,” “Gastar New South Wales,” “Gastar Texas Inc,” “Gastar Texas LLC,” “Gastar Texas LP,” “Gastar Victoria,” “Initial Guarantors,” Lenders,” “Parent,” “Second Lien Pledge,” “Term Loan” and “Term Loan Agreement” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless herein expressly provided to the contrary.

1.3 References. References in this Amendment to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of the Credit Agreement or this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

ARTICLE II

CONSENT

The Agent and the Lenders hereby consent to the incurrence of Indebtedness by the Parent pursuant to the Term Loan Agreement and the granting by the Parent of the Lien under the Second Lien Pledge and agree that such actions by the Parent shall not constitute a breach or violation of any provision of any Loan Document.

ARTICLE III

AMENDMENTS

Effective as of the Effective Date, the Borrower, the Initial Guarantors, the Lenders and the Agent hereby amend the Credit Agreement in the following particulars:

3.1 Amendment to Section 1.2. Section 1.2 of the Credit Agreement is amended to add thereto, each at the appropriate alphabetical location, the following definitions:

“Second Lien Pledge” shall mean that certain Second Lien Security Agreement (Pledge) dated November 20, 2009 by and between the Parent and Amegy Bank National Association, as administrative agent for the lenders party to the Term Loan Agreement.

“Term Loan Agreement” shall mean that certain Term Loan Agreement dated November 20, 2009 by and among the Parent, the lenders party thereto and Amegy Bank National Association, as administrative agent for such lenders.

3.2 Amendment to Section 2.4. Section 2.4 of the Credit Agreement is amended to read as follows in its entirety:

“2.4 Use of Loan Proceeds and Letters of Credit. (a) Proceeds of all Loans shall be used solely by the Borrower (i) to acquire and develop Oil and Gas Properties, (ii) to advance funds to the Subsidiary Guarantors for working capital and general business purposes and capital expenditures not prohibited under the provisions of this Agreement or to acquire and develop Oil and Gas Properties, (iii) to advance funds to the Parent needed by the Parent for payment of its cash operating expenses, including general and administrative expenses, Taxes, scheduled debt service on the Indebtedness of the Parent listed on Schedule 6.1

(provided that scheduled debt service shall not include payment at maturity when such maturity arises by way of acceleration following a default) and Indebtedness under the Term Loan Agreement, (iv) for the Borrower’s working capital and general business purposes and capital expenditures not otherwise prohibited under applicable provisions of this Agreement and (v) to pay fees and expenses incurred in connection with this Agreement and for other general business purposes of the Borrower.

(b) Letters of Credit shall be issued solely for the account of the Borrower for general business purposes of the Borrower and the Subsidiary Guarantors not otherwise prohibited under applicable provisions of this Agreement.”

3.3 Amendment to Section 6.1. Section 6.1 of the Credit Agreement is amended to read as follows in its entirety:

“6.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable, taxes and other assessments, in each case incurred in the ordinary course of business and which are not unpaid in excess of 90 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) Indebtedness under Commodity Hedge Agreements (other than those entered into on a speculative basis), including reimbursement obligations under letters of credit securing or supporting such Indebtedness, with any Approved Hedge Counterparty, Secured Third Party Hedge Counterparty or, so long as each such Person is acceptable to the Agent, other counterparties, provided that (i) such agreements shall not be for a term in excess of three years, (ii) such agreements shall not be entered into with respect to more than eighty five percent (85%), in the aggregate, of Projected Production; provided that such agreements may cover up to one hundred percent (100%) of Projected Production so long as such agreements covering in excess of eighty five percent (85%) of Projected Production are floors and (iii) the floor prices in such agreements are not less than the prices used by the Agent in its most recent Borrowing Base determination as of the time the relevant agreements are entered into, (d) Indebtedness under Interest Rate Hedge Agreements with any Approved Hedge Counterparty, Secured Third Party Hedge Counterparty or, so long as each such Person is acceptable to the Agent, other counterparties, provided that such agreements shall not be entered into with respect to notional principal amounts in excess of one hundred percent (100%) of the Loan Balance, (e) Indebtedness incurred with respect to all or a portion of the purchase price of Property acquired in the ordinary course of business not exceeding $500,000 in the aggregate for the Parent on a consolidated basis with its Subsidiaries, (f) the Indebtedness listed on Schedule 6.1 (but only until the maturity or prior redemption or payment thereof), (g) the Indebtedness of the Parent under the Term Loan Agreement, (h) Indebtedness from time to time owing by any Subsidiary of the Parent to the

Parent, the Borrower or any other Subsidiary Guarantor and (i) other unsecured Indebtedness or Indebtedness secured by a Permitted Lien not exceeding, in the aggregate at any time, $100,000 for the Parent on a consolidated basis with its consolidated Subsidiaries.”

3.4 Amendments to Section 6.3. Section 6.3 of the Credit Agreement is amended to read as follows in its entirety:

“6.3 Liens. Create, incur, assume or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restriction shall not apply to (a) Permitted Liens or (b) the Lien under the Second Lien Pledge.”

3.5 Amendment to Schedule 6.9. Schedule 6.9 to the Credit Agreement is amended to read as follows in its entirety:

“6.9 Dividends, Distributions and Certain Payments. Declare, pay or make, whether in cash or Property, any dividend or distribution on, or purchase redeem or otherwise acquire for value, any of its equity interests; provided, however, that, so long as no Default or Event of Default exists or would result therefrom, the foregoing restriction shall not apply to (a) dividends paid in equity interests, (b) dividends or distributions made to the Borrower or any of its Domestic Subsidiaries by any of their respective Domestic Subsidiaries or purchases or redemptions by the Borrower or any of its Domestic Subsidiaries of any equity interests of any of its Domestic Subsidiaries, (c) dividends and distributions made by the Borrower to the Parent or purchases or redemptions by the Borrower of equity interests in the Borrower held by the Parent; provided, however, that such dividends, distributions, purchases or redemptions made by the Borrower to the Parent shall not exceed the amount necessary for the payment by the Parent of its cash operating expenses, including general and administrative expenses (including director fees and expenses, premiums for directors and officers insurance, audit fees and expenses, fees and expenses in connection with the preparation of tax returns and fees and expenses in connection with compliance with securities laws applicable to the Parent, to the extent, as to all of the foregoing, reasonable), Taxes and the Indebtedness of the Parent under the Term Loan Agreement, (d) the purchase, redemption or other acquisition for value of any equity interests of the Parent held by any current or former director or employee of the Parent pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan, provided that the aggregate price paid for all such purchased, redeemed or acquired equity interests may not exceed $500,000 in any calendar year, plus the amount of any such allowance not used in any prior calendar year, or (e) the acquisition of equity interests in the Parent by the Parent in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Initial Guarantors expressly re-makes, in favor of the Agent and the Lenders, each of the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents and made by it and represents and warrants that all such representations and warranties remain true and correct.

ARTICLE V

RATIFICATION AND ACKNOWLEDGMENTS

Each of the Borrower, the Initial Guarantors, the Lenders and the Agent does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and each of the other Loan Documents to which it is a party and acknowledges and agrees that the Credit Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect. Furthermore, each of the Borrower, the Initial Guarantors, the Lenders and the Agent acknowledges and agrees that, so long as any Indebtedness of the Parent under the Term Loan Agreement remains outstanding, the Borrowing Base shall be $30,500,000 and that, upon payment in full of such Indebtedness of the Parent, the Borrowing Base shall be $47,500,000 and shall remain $47,500,000 until the next redetermination of the Borrowing Base in accordance with the provisions of the Credit Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

6.2 Rights of Third Parties. Except as provided in Section 6.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

6.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

6.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

6.5 Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

6.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICTS OF LAW.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Consent and First Amendment to Amended and Restated Credit Agreement to be duly executed and delivered, as of the Effective Date, by their proper and duly authorized officers.

BORROWER:

GASTAR EXPLORATION USA, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

INITIAL GUARANTORS:

GASTAR EXPLORATION LTD.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Vice President and
Chief Financial Officer

GASTAR EXPLORATION NEW SOUTH WALES, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

GASTAR EXPLORATION VICTORIA, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

(Signatures continue on following pages)

GASTAR EXPLORATION TEXAS, INC.

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

GASTAR EXPLORATION TEXAS, LP

By:	Gastar Exploration Texas LLC,
its General Partner

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

GASTAR EXPLORATION TEXAS LLC

By:	/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Secretary and Treasurer

(Signatures continue on following pages)

AGENT:

AMEGY BANK NATIONAL ASSOCIATION
as Agent

By:	/s/ MARK A. SERICE
Mark A. Serice
Vice President

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ MARK A. SERICE
Mark A. Serice
Vice President

(Signatures continue on following pages)

LENDER:

BANK OF MONTREAL

By:	/s/ JAMES WHITMORE
James Whitmore
Managing Director

(Signatures continue on following page)

LENDER:

IBERIABANK FSB

By:	/s/ W. BRYAN CHAPMAN
W. Bryan Chapman
Executive Vice President